IMAX CORPORATION
EXHIBIT 10.31
     THIS FIFTH AMENDMENT TO THE LOAN AGREEMENT is made as of the 5th day of May, 2008.
BETWEEN:
IMAX CORPORATION
(“Borrower”)
- and -
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)
(formerly, CONGRESS FINANCIAL CORPORATION (CANADA))
(“Lender”)
     WHEREAS Borrower and Lender entered into a loan agreement dated February 6, 2004 as amended by a first amendment to the loan agreement made as of June 30, 2005, a second amendment to the loan agreement made as of and with effect from the 16th day of May, 2006, a third amendment to the loan agreement made as of and with effect from the 30th day of September, 2007 and a fourth amendment to the loan agreement made as of and with effect from the 5th day of December, 2007 (collectively, the “Loan Agreement”), pursuant to which certain credit facilities were established in favour of Borrower;
     AND WHEREAS the parties hereto wish to amend certain terms and conditions of the Loan Agreement with effect from January 1, 2008 as hereinafter set forth;
     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Loan Agreement as provided herein:
1.	General

In this Fifth Amendment to the Loan Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.

2.	To be Read with Loan Agreement

Unless the context of this Fifth Amendment to the Loan Agreement otherwise requires, the Loan Agreement and this Fifth Amendment to the Loan Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this Fifth Amendment to the Loan Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this Fifth Amendment to the Loan Agreement, together with all amendments, supplements, restatements and replacements thereto or therefore from time to time.

3.	No Novations

Nothing in this Fifth Amendment to the Loan Agreement, nor in the Loan Agreement when read together with this Fifth Amendment to the Loan Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations of Borrower.

4.	Amendments to the Loan Agreement
(a)	Section 1.19 of the Loan Agreement (Definitions — Cash Dominion Event) is hereby deleted in its entirety and replaced with the following:

“1.19 ”Cash Dominion Event”

“Cash Dominion Event” shall mean the occurrence and continuance of the earlier of: (i) an Event of Default or (ii) Excess Availability falling below $5,000,000.”

(b)	Section 1 of the Loan Agreement (Definitions — Eligible Contracts in Backlog) is hereby amended as follows:
(i)	to delete the last “and” in subparagraph (viii);

(ii)	to delete the period at the end of the subparagraph (ix) and replace it with “; and”; and

(iii)	to add a new subparagraph (x) after subparagraph (ix) that reads as follows:

“(x) it is with a Client formed under a joint venture arrangement by the Borrower on terms acceptable to the Lender.”
(c)	Section 1.42 of the Loan Agreement (Definitions — Interest Rate) is hereby amended to replace the lead-in sentence of subparagraph (b) and subparagraphs (i), (ii) and (iii) with the following:

“(b) commencing on May 1st, 2008 the Applicable Prime Rate or a rate of one and three quarters of one (1.75%) percent per annum in excess of the Libor Rate, as applicable;”

(d)	Section 2.1(a)(iii) of the Loan Agreement (Revolving Loans) is hereby amended as follows:
(i)	to add the following after the word “Inventory” in subparagraph (A):

“; provided however that, for the purposes of this subparagraph (A), the amount of all Eligible Finished Goods Inventory attributable to joint venture arrangements in accordance with the definition of Eligible Contracts in Backlog in Section 1 herein after applying the foregoing formula shall not exceed $3,000,000;”

(ii)	to add the following after the word “Appraiser” in subparagraph (B):

“; provided however that, for the purposes of this subparagraph (B), the amount of all Eligible Finished Goods Inventory attributable to joint venture arrangements in accordance with the definition of Eligible Contracts in Backlog in Section 1 herein after applying the foregoing formula shall not exceed $3,000,000;”
(e)	Section 9.13 of the Loan Agreement (EBITDA) is hereby deleted and replaced with the following:

“9.13 EBITDA
     Borrower shall, at all times after a breach of the Cash and Excess Availability Covenant under Section 9.23 hereof, maintain EBITDA, calculated quarterly by Lender on a trailing four quarter basis, of not less than $20,000,000 or, in the case of the four fiscal quarters ending on September 30, 2007 only, not less than $17,000,000 or, in the case of the four fiscal quarters ending each of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, only, not less than $12,500,000. The EBITDA calculation for the first four quarters occurring subsequent to the date hereof will be based on the historical results set forth on Schedule 9.13 attached hereto until such time as there are a full four quarters of post-closing results.”
(f)	Section 9.23 of the Loan Agreement (Cash and Excess Availability Covenant), is hereby amended by deleting the reference to “$15,000,000” and replacing it with “$7,500,000”.

(g)	Section 10.1 of the Loan Agreement (Events of Default) is hereby amended as follows:
(i)	to add the following after the words “this Agreement” in Section 10.1(a)(ii):

“or fails to perform any of the covenants contained in Section 9.23 of this Agreement,”

(ii)	to delete the words “within three (3) days of” in Section 10.1(a)(ii) and replace it with the following:

“by 5:00 pm on”

(iii)	to delete the reference to “9.13” in Section 10.1(a)(iv); and

(iv)	to delete Section 10.1(a)(vi) in its entirety.
(h)	Section 12.1(a) of the Loan Agreement (Term), is hereby amended by deleting the following:

“October 31, 2009; provided that the Borrower may request that the Lender extend the term to October 31, 2010 by giving the Lender notice in writing at least sixty (60) days prior to October 31, 2009. If the Lender agrees to such extension by notice in writing to the

Borrower on or before October 31, 2009, the term will thereby be extended to October 31, 2010.”

and replacing it with the following:

“October 31, 2010. Upon the effective date of termination or non-renewal”
5.	Representations and Warranties

In order to induce Lender to enter into this Fifth Amendment to the Loan Agreement, Borrower represents and warrants to Lender the following, which representations and warranties shall survive the execution and delivery hereof:
(a)	all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Fifth Amendment to the Loan Agreement by Borrower;

(b)	Borrower has duly executed and delivered this Fifth Amendment to the Loan Agreement;

(c)	this Fifth Amendment to the Loan Agreement is a legal, valid and binding obligation of Borrower, enforceable against it by Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limited the enforcement of creditor’s rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies;

(d)	the representations and warranties set forth in Section 8 of the Loan Agreement, as amended by this Fifth Amendment to the Loan Agreement, continue to be true and correct as of the date hereof; and

(e)	no Event of Default, or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, exists.
6.	Amendment Fee

Borrower shall pay to Lender a one-time amendment fee in the amount of US$100,000, which shall be fully earned as of and payable upon the execution of this Fifth Amendment to the Loan Agreement.

7.	Expenses

Borrower shall pay to Lender on demand all reasonable fees and expenses, including, without limitation, legal fees, incurred by Lender in connection with the preparation, negotiation, completion, execution, delivery and review of this Fifth Amendment to the Loan Agreement and all other documents, registrations and instruments arising therefrom and/or executed in connection therewith.

8.	Conditions Precedent

This Fifth Amendment to the Loan Agreement shall not be effective until each of the following conditions has been satisfied, or has been waived in writing (in whole or in part) by Lender in its sole discretion. The execution of this Fifth Amendment to the Loan Agreement by Lender shall constitute evidence of the satisfaction and/or waiver of each of the following conditions by Lender:
(a)	Lender has received, in form and substance satisfactory to Lender, an original copy of this Fifth Amendment to the Loan Agreement duly executed and delivered by Borrower and each Obligor.
9.	Continuance of the Loan Agreement and Security

The Loan Agreement, as changed, altered, amended or modified by this Fifth Amendment to the Loan Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Fifth Amendment to the Loan Agreement, all security and guarantees delivered by Borrower and/or any Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of this Fifth Amendment to the Loan Agreement.

10.	Counterparts & Facsimile

This Fifth Amendment to the Loan Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.	Governing Law

The validity, interpretation and enforcement of this Fifth Amendment to the Loan Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada therein.
(Signature Page Follows)

     IN WITNESS WHEREOF the parties hereto have executed this Fifth Amendment to the Loan agreement as of and with effect from the day and year first above written.

LENDER		BORROWER

WACHOVIA CAPITAL FINANCE		IMAX CORPORATION
CORPORATION (CANADA)

By:	/s/ Niall Hamilton	By:	/s/ Ed MacNeil

Title: Senior Vice President		Title: Senior Vice President, Finance

		By:	/s/ Joseph Sparacio

Title: Executive Vice President and Chief Financial Officer

Address:		Address:
141 Adelaide Street West, Suite 1500		110 East 59th Street
Toronto, Ontario M5H 3L5		New York, New York 10022
Fax: (416) 364-6060		Fax: (212) 371-7584

Each of IMAX U.S.A. Inc., IMAX II U.S.A. Inc. and 1329507 Ontario Inc. (collectively, the “Guarantors” and each a “Guarantor”) hereby acknowledges, consents and confirms as follows:
(a)	it has reviewed and understands the terms of this Fifth Amendment to the Loan Agreement and consents to the amendment of the Loan Agreement as contemplated herein;

(b)	its liability under the guarantee to which it is a party dated February 6, 2004 (each hereinafter referred to as a “Guarantee”), is affected by this Fifth Amendment to the Loan Agreement;

(c)	the “Guaranteed Obligations” (as respectively defined in each Guarantee, as applicable) shall extend to and include all of the obligations of Borrower under the Loan Agreement as amended by this Fifth Amendment to the Loan Agreement;

(d)	each of the Guarantees shall continue in full force and effect, enforceable against each of the Guarantors, as applicable, in accordance with its terms; and

(e)	each of the security documents or instruments creating a security interest, assignment, hypothec, lien, pledge or other charge granted by the Guarantors to Lender together with all amendments, supplements, restatements or replacements thereto or therefore from time to time remains in full force and effect as at the date hereof, in respect of each of the Guarantor’s obligations under the Loan Agreement and Financing Agreements, as amended by this Fifth Amendment to the Loan Agreement.

DATED as of and with effect from 5th day of May, 2008.

IMAX U.S.A. INC.		IMAX II U.S.A. INC.

By:	/s/ Ed MacNeil	Per:	/s/ Ed MacNeil

Name:	Ed MacNeil	Name:	Ed MacNeil
Title:	Vice President	Title:	Vice President
By:	/s/ Joseph Sparacio	Per:	/s/ Joseph Sparacio

Name:	Joseph Sparacio	Name:	Joseph Sparacio
Title:	Vice President, Finance	Title:	Vice President, Finance

1329507 ONTARIO INC.

By:	/s/ Ed MacNeil

Name:	Ed MacNeil
Title:	Vice President
By:	/s/ Joseph Sparacio

Name:	Joseph Sparacio
Title:	Vice President, Finance